UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2012

Investors Capital Holdings, Ltd.

(Exact name of registrant as specified in its charter)

           Delaware                    333-43664                     04-3284631

(State or Other Jurisdiction         (Commission                               (IRS Employer

       of Incorporation)              File Number)                         Identification No.)

230 Broadway East

Lynnfield, MA 01940

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (800) 949-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[]  (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 28, 2012 the Registrant issued a news release, a copy of which is set forth in Exhibit 2.02 hereto, announcing financial results for the Registrant for the fiscal year ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd.

                                   By /s/ Timothy B. Murphy

                                                                                Timothy B. Murphy, Chief Executive Officer

Date:  June 28, 2012

EXHIBIT INDEX

Exhibit No.            Description

2.02                      Press release dated June 28, 2012 regarding Registrant’s financial results for the fiscal year ended March 31, 2012.

Exhibit 2.02

FOR IMMEDIATE RELEASE

Contact:

Robert Foney, Chief Marketing Officer

781.477.4814

rfoney@investorscapital.com

www.investorscapital.com

Investors Capital Holdings’ Advisory Fee Revenue Rises 6.5% in Year-End Results

Average revenue per registered representative increases 8.8% to over $175,000

Lynnfield, Mass. (June 28, 2012) – Investors Capital Holdings, Ltd. (NYSE Amex: ICH, the “Company”), a financial services holding company, posted year-end total revenue of $81.04 million for the period ended March 31, 2012 (the “year end”). Revenue decreased 4.9% compared to revenue of $85.25 million for the year ended March 31, 2011 (“prior year end”). Investors Capital Holdings, Ltd. operates primarily through its wholly-owned subsidiary, Investors Capital Corporation (“ICC”), a dually registered broker-dealer and investment advisory firm.

Total revenue decreased due primarily to a decline in commission revenue, which accounts for 78.3% of total revenue. Commission revenue fell 6.9% to $63.44 million, compared to $68.11 million in the prior year end due to a decline in brokerage activity resulting from a flat stock market, prolonged economic uncertainty, and the effects of the ongoing debt crisis in Europe.

Advisory fees, which now comprise 19.7% of total revenue, rose 6.5% to $15.96 million, compared to $14.98 million in the prior period. Advisory fee revenue grew due to both increased advisor activity and investment contributions.

Total expenses decreased $2.57 million or 3.0%, principally as a result of decreases in marketing and promotion, brokerage and clearing fees, and commissions and advisor fees paid to representatives. The Company reported a $2.66 million operating loss compared to an operating loss of $1.02 million for the prior year end and posted a net loss of $2.33 million compared to a net loss of $0.91 million for the prior year end.  This year’s operating loss is principally attributed to one-time costs of $1.32 million incurred for the S-3 registration involving the sale of the founder’s shares, as well as other costs for litigation-related defense, settlement and insurance costs, and finally a deferred tax asset valuation allowance of approximately $489,000.

Investors Capital continues to benefit from enhancing the overall quality of its representatives by assistance with expanding their skills and practices, recruiting established, high-quality representatives, and terminating lower-producing representatives. The firm’s average revenue per representative, based on a rolling 12-month period, rose at year end to $175,877, an increase of 8.8% over $161,642 for the prior rolling 12-month period.

Year-end adjusted EBITDA was negative $0.78 million compared to negative $0.24 million for the prior year end. Adjusted EBITDA, a non-GAAP financial measure described below, is a key metric utilized by the firm in evaluating its financial performance.

“We had a very momentous year with our S-3 offering. As we continue our transition we are very much looking forward to being able to commit to a single strategy of relentlessly focusing on serving our customers and growing our collective business,” said Timothy B. Murphy, President and CEO of Investors Capital Holdings, Ltd. “We continue to be pleased that our average advisor productivity and advisory revenue are growing. Despite this challenging economy, we are also pleased to continue to recruit quality advisors and expand services to all of our representatives.”

About Investors Capital Holdings, Ltd.:
Investors Capital Holdings, Ltd. (NYSE Amex: ICH) of Lynnfield, Massachusetts is a financial services holding company that operates primarily through its broker/dealer and investment advisor subsidiary, Investors Capital Corporation. Our mission is to provide 5-star service and support to our valued registered representatives, including advisory programs, strategic practice management and marketing services, and technology, to help them grow their businesses and exceed their clients’ expectations. Business units include Investors Capital Corporation, ICC Insurance Agency, Inc., and Investors Capital Holdings Securities Corporation. For more information, please call (800) 949-1422 x4814 or visit www.investorscapital.com.

Certain statements contained in this press release that are not historical fact may be deemed to be forward-looking statements under federal securities laws. There are many factors that could cause our future actual results to differ materially from those suggested by or forecast in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, interest rate fluctuations, regulatory changes affecting the financial services industry, competitive factors effecting demand for our services, availability of funding, and other risks including those identified in the Company’s Securities and Exchange Commission filings.

Investors Capital Holdings, Ltd., 230 Broadway, Lynnfield, Massachusetts 01940, Distributor.

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INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31, 2012	March 31, 2011

Assets
Current Assets
Cash and cash equivalents	$ 4,537,713	$ 4,587,195
Deposit with clearing organization, restricted	175,000	175,000
Accounts receivable	4,525,157	6,798,638
Note receivable (current)	-	108,169
Loans receivable from registered representatives (current), net of allowance	654,560	721,664
Prepaid income taxes	137,658	157,880
Securities owned at fair value	235,454	17,384
Investment	-	50,000
Prepaid expenses	674,780	1,073,969
	10,940,322	13,689,899

Property and equipment, net	340,007	597,735

Long Term Investments
Loans receivable from registered representatives	1,002,621	616,583
Note receivable	-	495,000
Investments	-	214,555
Non-qualified deferred compensation investment	1,327,806	1,089,572
Cash surrender value life insurance policies	157,991	680,429
	2,488,418	3,096,139
Other Assets
Deferred tax asset, net	1,550,010	1,218,773
Capitalized software, net	172,240	132,131
Other assets	-	15,808
	1,722,250	1,366,712

TOTAL ASSETS	$ 15,490,997	$ 18,750,485

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 820,540	$ 1,109,400
Accrued expenses	1,408,324	2,078,705
Commissions payable	2,787,467	3,246,898
Notes payable	1,605,688	1,527,969
Unearned revenues	146,198	113,486
Securities sold, not yet purchased, at fair value	8,186	-
	6,776,403	8,076,458
Long-Term Liabilities
Non-qualified deferred compensation plan	1,458,169	1,176,096
	1,458,169	1,176,096

Total liabilities	8,234,572	9,252,554

Commitments and contingencies (Note 15)

Stockholders' Equity:
Common stock, $.01 par value, 10,000,000 shares authorized;
6,689,009 issued and 6,685,124 outstanding at March 31, 2012
6,618,259 issued and 6,614,374 outstanding at March 31, 2011	66,890	66,183
Additional paid-in capital	12,425,713	12,279,380
Accumulated deficit	(5,206,043)	(2,874,214)
Less: Treasury stock, 3,885 shares at cost	(30,135)	(30,135)
Accumulated other comprehensive income	-	56,717
Total stockholders' equity	7,256,425	9,497,931

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 15,490,997	$ 18,750,485

INVESTORS CAPITAL HOLDINGS, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED ENDENDED
	March 31,
	2012	2011
Revenue:
Commissions	$ 63,444,938	$ 68,111,786
Advisory fees	15,958,497	14,977,601
Other fee income	620,595	802,752
Other revenue	1,016,732	1,361,826
Total revenue	81,040,762	85,253,965

Expenses:
Commissions and advisory fees	64,775,584	67,125,324
Compensation and benefits	8,744,917	8,471,493
Regulatory, legal and professional services	3,979,808	3,983,401
Brokerage, clearing and exchange fees	1,790,263	2,046,543
Technology and communications	1,335,373	1,225,670
Marketing and promotion	956,234	1,383,453
Occupancy and equipment	864,431	914,952
Other administrative	1,219,856	1,101,691
Interest	37,361	23,698
Total operating expenses	83,703,827	86,276,225

Operating loss	(2,663,065)	(1,022,260)

(Benefit) provision for income taxes	(331,236)	(112,130)

Net loss	(2,331,829)	(910,130)

Basic and diluted net loss per share	$ (0.36)	$ (0.14)

Basic and dilute dividends per common share	$ -	$ -

Shares used in basic and diluted per share calculations	6,520,025	6,527,315

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted by eliminating items that we believe are not part of our core operations, are non-recurring items of revenue or expense, or do not involve a cash outlay, such as stock-related compensation.  We consider adjusted EBITDA important in monitoring and evaluating our financial performance on a consistent basis across various periods. We also use adjusted EBITDA as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions.

Adjusted EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended.  Adjusted EBITDA should be considered in addition to, rather than as a substitute for, important GAAP financial measures including pre-tax income, net income and cash flows from operating activities.  Items excluded from adjusted EBITDA are significant and necessary components to the operations of our business; therefore, adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Adjusted EBITDA may be reconciled with net loss as follows:

	Year Ended March 31,
	2012	2011

Adjusted EBITDA:	$ (776,780)	$ (242,218)

Adjustments to conform Adjusted EBITDA to
GAAP Net loss:
Income tax benefit	331,236	112,130
Interest expense	(37,361)	(23,698)
Depreciation and amortization	(380,139)	(420,409)
Non-cash stock compensation	(147,040)	(183,743)
Non-cash compensation for transfer of beneficial interest to former chairman	(568,095)	-
Non-recurring professional fees	(753,650)	(152,192)
Net loss	$ (2,331,829)	$ (910,130)